Exhibit 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY HOLDS
ANNUAL MEETING OF STOCKHOLDERS

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

Calabasas Hills, CA — May 24, 2007 — The Cheesecake Factory Incorporated (Nasdaq: CAKE) held its Annual Meeting of Stockholders on May 22, 2007.  Stockholders reelected independent director Thomas L. Gregory and elected independent director David R. Klock to the Board of Directors each for a three-year term and until their successors are elected and qualified. Stockholders also ratified the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal 2007, which will end on January 1, 2008.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated operates 124 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.50.  The Company also operates two bakery production facilities that produce over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates nine upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.  For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

###

The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100